Exhibit 6 to
                                                                 Schedule 13D
                                                                 ------------


               Schedule of Other Parties to the Lock-Up Agreement
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1.       Blackstone Real Estate Partners II L.P.

2.       Blackstone Real Estate Partners IV L.P.

3.       BRE/Interstone L.L.C.